SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 AUGUST 27, 2003


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


        DELAWARE                       1-4717                   44-0663509
 ----------------------------   ---------------------     ----------------------
 (State or other jurisdiction   (Commission file number)       (IRS Employer
      of incorporation)                                   Identification Number)

                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (816) 983 - 1303


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

              EXHIBIT NO.                                 DOCUMENT
              (99)                                        Additional Exhibits

              99.1                                        Press Release issued
                                                          by Kansas City
                                                          Southern dated August
                                                          27, 2003 entitled,
                                                          "Kansas City Southern
                                                          Receives Notice of
                                                          Mexican Foreign
                                                          Investment Commission
                                                          Decision on KCS
                                                          Control of TFM," is
                                                          attached hereto as
                                                          Exhibit 99.1



ITEM 9.       REGULATION FD DISCLOSURE

Kansas City Southern ("KCS" or "Company") is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the KCS news release, dated August 27, 2003, announcing the Mexican Foreign Investment Commission's decision to defer KCS' application to acquire control of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("GTFM") and, thus, Transportacion Ferroviaria Mexicana, S.A. de C.V. ("TFM"), until after the dispute is resolved between KCS and Grupo TMM, S.A. ("TMM") over whether the Acquisition Agreement remains in effect. The information included in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Kansas City Southern


Date: August 28, 2003      By:         /S/ RONALD G. RUSS
                              -------------------------------------------------
                                       Ronald G. Russ
                           Executive Vice President and Chief Financial Officer

EXHIBIT 99.1

    KANSAS CITY SOUTHERN                                           PRESS RELEASE
    Cathedral Square - 427 West 12th Street - P.O. Box 219335
    Kansas City, Missouri 64121-9335                            NYSE SYMBOL: KSU

    DATE:             AUGUST 27, 2003


    MEDIA CONTACTS:
        Mexico        Gabriel Guerra               Phone: 011-5255-5273-5359
                      gguerra@gcya.net

        U.S.          Warren K. Erdman             Phone: 816/983-1454
                      warren.k.erdman@kcsr.com

    INVESTORS CONTACT:
                      William H. Galligan          Phone: 816/983-1551
                      william.h.galligan@kcsr.com

                     KANSAS CITY SOUTHERN RECEIVES NOTICE OF
      MEXICAN FOREIGN INVESTMENT COMMISSION DECISION ON KCS CONTROL OF TFM

  Kansas City Southern (KCS) (NYSE:KSU) announced today that it received notice from the Mexican Foreign Investment Commission (FIC) of the FIC's decision to defer KCS' application to acquire control of Grupo TFM (GTFM) and, thus, TFM, until after the dispute is resolved between KCS and Grupo TMM, S.A. (TMM) over whether the Acquisition Agreement remains in effect.

  Michael R. Haverty, Chairman, President, and Chief Executive Officer of KCS commented, "We believe the FIC decision would allow the transaction to move forward once the dispute between the parties is resolved. The FIC decision reaffirms the Mexican government's commitment to the rule of law. We believe that once the transaction is completed, NAFTA Rail should provide a major boost to the Mexican railroad sector."

  As previously announced, KCS believes the Acquisition Agreement between KCS and TMM is still valid and effective, and that both parties are still bound by that agreement. KCS is continuing its efforts to make NAFTA Rail a reality and, in furtherance of that goal, KCS will deliver a notice of dispute to TMM in accordance with the dispute resolution provisions of the Acquisition Agreement. This written notice of dispute will initiate a 60-day negotiation period between KCS and TMM. If the parties are unable to resolve the disputes within that period of time, KCS intends to initiate a binding arbitration in accordance with the terms of the Agreement. KCS is committed to pursuing good faith negotiations with TMM to resolve the outstanding disputes between the parties.

  Vicente Corta, a partner at White & Case and legal advisor for KCS in Mexico, added, "After consulting with U.S. counsel, we have concluded that the contract between KCS and TMM to acquire the Grupo TFM shares remains valid. We will pursue all legal means to protect KCS' rights under that contract. The FIC decision leaves the door open for us to complete this transaction."

  KCS believes that TMM's recent actions, first defaulting on its obligation to its bondholders and other creditors, then trying to block its bondholders from exercising their legal rights in Mexico, and now trying to disregard an agreement negotiated in good faith over a 14-month period, has caused concern among foreign lenders and investors in Mexico, both current and prospective.

  In addition to the Acquisition Agreement, which remains valid through December 31, 2004, KCS has, under the GTFM bylaws, a right of first refusal regarding the sale of TMM's interest in GTFM. As KCS has noted previously, it will enforce its rights and will pursue all appropriate legal or administrative actions against any person or entities involved in interfering with KCS and its agreements with TMM.

  KCS also reaffirms its commitment to continue working in good faith with the appropriate Mexican authorities and other relevant parties to resolve all outstanding issues. KCS remains committed to the creation of NAFTA Rail and is convinced that NAFTA Rail will be a strong competitor in the rail sector by providing a seamless, efficient and competitive rail service to shippers in North America.

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